Exhibit 10.1

Warrant Amendment Agreement

May 10, 2012

ACCBT Corp., a British Virgin Islands company (“ACCBT”), and Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), hereby agree as follows with respect to any and all validly issued and outstanding warrants to purchase Company common stock held by ACCBT as of the date hereof (the “Warrants”):

Upon the effectiveness of a six (6) month lock-up agreement entered into by ACCBT in connection with proposed offering of common stock by the Company, the then expiration date for each Warrant shall be automatically extended by an additional 18 months. This document shall serve as an amendment to each Warrant affected hereby. In the event the proposed offering is not completed by October 31, 2012, then this Warrant Amendment Agreement shall automatically be terminated and of no further force or effect.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first set forth above.

ACCBT CORP.

By:	/s/ Chaim Lebovits
Name: Chaim Lebovits Title: Director

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Adrian Harel
Name: Adrian Harel Title: CEO